Exhibit 10.89

Dated: 5th of October, 2016

Orbital Gas Systems Limited

the Chargor

and

WELLS FARGO BANK, N.A., LONDON BRANCH

the Bank

Debenture

Contents

Clause		Page

1	Interpretation	1

2	Covenant to pay	4

3	Creation of Security	4

4	Nature of Security Created	6

5	Restrictions	6

6	Conversion of Floating Charge	7

7	Representations and Warranties	7

8	Undertakings	8

9	Shares and Investments	11

10	Enforcement	11

11	Appointment and powers of Receivers	12

12	Protection of purchasers	13

13	Protection of the Secured Parties and Receivers	13

14	Further Assurances	14

15	Power of Attorney	15

16	Preservation of Security	16

17	Notices	18

18	Miscellaneous Provisions	19

19	Release	19

20	Governing Law and Jurisdiction	20

Schedule 1 The Security Assets		21

Schedule 2 Forms of Notice to Banks and Acknowledgement		22

Debenture

Dated

Between

(1)	Orbital Gas Systems Limited registered in England with number [●] (the Chargor);

and

(2)	Wells Fargo bank, N.A., London Branch, (the Bank).

Recitals

(A)	Under this Deed, the Borrower provides security to the Bank for all its present and future obligations and liabilities to the Bank.

(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

It is agreed:

1	Interpretation

1.1	Definitions

In this Deed:

Account Bank means, in respect of a Charged Account, the bank with which that Charged Account is opened and maintained.

Act means the Law of Property Act 1925.

Blocked Account means each of the Charged Account that is identified as a “Blocked Account” in Schedule 1 (Security Assets).

Book Debts means:

(a)	all book and other debts in existence from time to time (including, without limitation, any sums whatsoever owed by banks or similar institutions) both present and future, actual or contingent, due, owing to or which may become due, owing to or purchased or otherwise acquired by the Chargor; and

(b)	the benefit of all rights whatsoever relating to the debts referred to in (a) above including, without limitation, any related agreements, documents, rights and remedies (including, without limitation, negotiable or non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing, unpaid vendor's liens and all similar connected or related rights and assets).

Charged Accounts means the bank accounts of the Chargor specified in Part I of Schedule 5 (Charged Accounts) and/or such other bank accounts of the Chargor as the Bank may designate or approve and includes any other account which is a successor to the account on any renumbering or re-designation of accounts and any account into which all or part of a balance from the account is transferred for investment or administrative purpose.

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Charged Debt means, in respect of each Charged Account, the debt owed by the relevant Account Bank to the Chargor represented by the Credit Balance of that Charged Account.

Credit Balance means, in respect of each Charged Account, the credit balance from time to time on that Charged Account, including all interest accrued on that balance.

Distribution Rights means all allotments, accretions, offers, options, rights, bonuses, benefits and advantages, whether by way of conversion, redemption, preference, option or otherwise which at any time accrue to or are offered or arise in respect of any Investments or Shares, and includes all dividends, interest and other distributions paid or payable on or in respect of them.

an Enforcement Event will occur if the Borrower fails to pay any of the Secured Liabilities when due or an event of default (howsoever described) occurs under any document between the Chargor and the Bank pursuant to which any Secured Liability arises.

Equipment means the Chargor's fixed and moveable plant, machinery, tools, vehicles, computers and office and other equipment and the benefit of all related authorisations, agreements and warranties.

Excluded Assets means the assets (if any) of the Chargor specified in Schedule 2 (Excluded Assets) and any other asset of the Chargor that the Bank and the Chargor designate as an Excluded Asset after the date of this Deed.

Insurance means each contract or policy of insurance to which the Chargor is a party or in which it has an interest.

Intellectual Property Rights means:

(a)	any patents, petty patents, trademarks, service marks, trade names, domain names, rights in designs, software rights, utility models, database rights, copyrights, rights in the nature of copyright, and all other forms of intellectual or industrial property;

(b)	any rights in or to inventions, formulae, confidential or secret processes and information, know-how and similar rights, goodwill and any other rights and assets of a similar nature; and

(c)	any other right to use (or which may arise from, relate to or be associated with), or application to register or protect, any of the items listed in paragraphs (a) or (b) above,

arising or subsisting in any jurisdiction and whether registered or not.

Investments means all or any stocks, shares, bonds and securities of any kind (marketable or otherwise), negotiable instruments and warrants and any other financial instruments (as defined in the Regulations).

Land has the same meaning as it has in section 205(1) of the Act.

Party means a party to this Deed.

Receiver means a receiver appointed pursuant to this Deed or to any applicable law, whether alone or jointly, and includes a receiver and/or manager and, if the Bank is permitted by law to appoint an administrative receiver, includes an administrative receiver.

Regulations means the Financial Collateral Arrangements (No 2) Regulations 2003 (S.I. 2003/3226) or equivalent legislation in any applicable jurisdiction bringing into effect Directive 2002/47/EC on financial collateral arrangements, and Regulation means any of them.

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Secured Liabilities means all present and future obligations and liabilities of the Borrower to the Bank, whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity and whether or not the Bank was an original party to the relevant transaction and in whatever name or style, together with all interest (including, without limitation, default interest) accruing in respect of those obligations or liabilities.

Security Assets means all assets of the Chargor the subject of any security created by this Deed.

Security Interest means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

Shares means all shares held by the Chargor in its Subsidiaries.

Specified Equipment means the Equipment (if any) specified in Schedule 1 (Security Assets).

Specified Intellectual Property means the registered Intellectual Property Rights (if any) specified in Schedule 1 (Security Assets).

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar rights of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of capital, by contract or otherwise.

1.2	Construction

(a)	Any reference in this Deed to:

(i)	assets includes present and future properties, revenues and rights of every description;

(ii)	an authorisation means an authorisation, consent, approval, licence, resolution, filing or registration;

(iii)	an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amend will be construed accordingly;

(iv)	any agreement or instrument is a reference to that agreement or instrument as amended, amended and restated, varied, novated supplemented or replaced from time to time;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a guarantee includes any guarantee or indemnity, bond, letter of credit, documentary or other credit, or other assurance against financial loss;

(viii)	a provision of law is a reference to that provision as amended or re-enacted;

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(ix)	words importing the singular shall include the plural and vice versa; and

(x)	the term this Security means any Security Interest created, evidenced or conferred by or under this Deed.

(b)	Clause and Schedule headings are for ease of reference only.

(c)	If any amount paid by the Chargor and/or in connection with the satisfaction of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise, then that amount shall not be considered to have been irrevocably paid for the purpose of this Deed

(d)	The terms of any other document or side letter between any parties in relation to THIS Deed are incorporated in this Deed to the extent required to ensure that any purported disposition of an interest in Land contained in this Deed is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(e)	Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

(f)	Each of the charges in Clause 3 (Creation of Security) over each category of the assets, each asset and each sub-category of each asset specified in such clause shall be read and construed separately, as though each such category, asset and sub-category were charged independently and separately of each other and shall apply to both present and future assets.

2	Covenant to pay

The Borrower shall pay to the Bank and discharge the Secured Liabilities when they become due.

3	Creation of Security

3.1	Land

The Chargor charges:

(a)	by way of legal mortgage its interest in the Land referred to (if any) in Schedule 1 (Security Assets); and

(b)	by way of fixed charge any right, title or interest which it has now or may subsequently acquire to or in any other Land, other than any Land that is an Excluded Assets.

3.2	Shares

The Chargor mortgages or (if or to the extent that this Deed does not take effect as a mortgage) charges by way of fixed charge all Shares owned by it or held by any nominee on its behalf (other than any Share that is an Excluded Asset) in each case together with the Distribution Rights relating to those Shares.

3.3	Investments

The Chargor mortgages or (if and to the extent that this Deed does not take effect as a mortgage) charges by way of fixed charge all Investments owned by it or held by any nominee on its behalf (other than any Investments that is an Excluded Asset) in each case together with the Distribution Rights relating to those Investments.

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3.4	Equipment

The Chargor charges by way of fixed charge all Equipment owned by it and its interest in any Equipment in its possession, in each case (a) other than any Equipment that is an Excluded Asset; and (b) so far as it is not charged by way of legal mortgage under Clause 3.1 (Land).

3.5	Book Debts

The Chargor charges by way of fixed charge:

(a)	its Book Debts, both uncollected and collected, the proceeds of the same and all monies otherwise due and owing to the Chargor but excluding (i) the Charged Debt and (ii) any Book Debt that is an Excluded Asset; and

(b)	the benefit of all rights, Security Interests and guarantees of whatsoever nature enjoyed or held by it in relation to any Security Asset referred to in paragraph (a) above.

3.6	Charged Accounts

The Chargor charges by way of a first fixed charge all of its rights in respect of the Charged Debt.

3.7	Intellectual Property Rights

The Chargor charges by way of fixed charge all Intellectual Property Rights, including all fees, royalties and other rights of every kind relating to or deriving from such Intellectual Property Rights.

3.8	Goodwill

The Chargor charges by way of fixed charge its goodwill.

3.9	Uncalled capital

The Chargor charges by way of fixed charge its uncalled capital.

3.10	Authorisations

The Chargor charges by way of fixed charge the benefit of all authorisations held by it in relation to any Security Asset.

3.11	Insurance

The Chargor charges by way of fixed charge all of its benefits, claims and returns of premiums in respect of the Insurance.

3.12	Floating charge

(a)	The Chargor charges by way of floating charge all its present and future business, undertaking and assets which are not effectively mortgaged, charged by way of fixed charge or assigned under this Clause 3 (Creation of Security) in each case other than in respect of any asset that is an Excluded Asset.

(b)	Paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to any floating charge created by this Deed.

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3.13	Trust

(a)	Subject to paragraph (b) below, if or to the extent that the assignment, mortgaging or charging of any Security Asset is prohibited, the Chargor holds that Security Asset on trust for the Bank.

(b)	If the reason referred to in paragraph (a) is that:

(i)	a consent or waiver must be obtained; or

(ii)	a condition must be satisfied,

then:

(A)	subject to paragraph (c) below, the Chargor shall apply for the consent or waiver; and

(B)	the Chargor shall use all reasonable endeavours to satisfy the condition,

as soon as reasonably practicable after the date of this Deed or, if the Security Asset is acquired after the date of this Deed, as soon as reasonably practicable after the date of acquisition.

(c)	Where the consent or waiver is not to be unreasonably withheld, the Chargor shall:

(i)	use all reasonable endeavours to obtain it as soon as possible; and

(ii)	keep the Bank informed of the progress of the negotiations to obtain it.

(d)	On the waiver or consent being obtained, or the condition being satisfied, the Security Asset shall be mortgaged, charged or assigned (as appropriate) under this Clause 3 (Creation of Security) and the trust referred to in paragraph (a) shall terminate.

4	Nature of Security Created

This Security is created:

(a)	as a continuing security and will extend for the ultimate balance of sums payable in connection with the Secured Liabilities regardless of any intermediate payment or discharge in whole or part;

(b)	(except in the case of assets which are the subject of a legal mortgage under this Deed) over all present and future assets of the kind described which are owned by the Chargor and, to the extent that it does not own those assets, shall extend to any right or interest which it may have in them; and

(c)	with full title guarantee.

5	Restrictions

The Chargor must not:

(a)	create or permit to subsist any Security Interest of whatsoever nature on any Security Asset other than with the prior consent of the Bank or as created by this Deed; or

(b)	sell, transfer, grant, lease or otherwise dispose of any Security Asset, except for the disposal in the ordinary course of trade of any Security Asset subject to the floating charge created by Clause 3.13 (Other assets) or with the consent of the Bank.

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6	Conversion of Floating Charge

6.1	Conversion on notice

Subject to Clause 6.2 (Limitation), the Bank may by notice to the Chargor at any time during the Security Period convert the floating charge created by that Chargor under this Deed into a fixed charge in respect of any Security Asset specified in that notice if:

(a)	an Enforcement Event has occurred; or

(b)	the Bank considers that Security Asset to be in danger of being seized, attached, charged, taken possession of or sold under any form of distress, sequestration, execution or other process or otherwise to be in jeopardy.

6.2	Limitation

Clause 6.1 (Conversion on notice) shall not apply by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

6.3	Automatic conversion

The floating charge created by a Chargor under this Deed will convert automatically into fixed charges:

(a)	if the Bank receives notice of an intention to appoint an administrator of the Chargor;

(b)	if any steps are taken, (including the presentation of a petition, the passing of a resolution or the making of an application) to appoint a liquidator, provisional liquidator, administrator or Receiver in respect of the Chargor over all or any part of its assets, or if such person is appointed;

(c)	if the Chargor creates or attempts to create any Security Interest over all or any of the Security Assets (other than as permitted by this Deed);

(d)	on the crystallisation of any other floating charge over the Security Assets;

(e)	if any person seizes, attaches, charges, takes possession of or sells any Security Asset under any form of distress, sequestration, execution or other process, or attempts to do so; and

(f)	in any other circumstances prescribed by law.

7	Representations and Warranties

7.1	Making of representations

The Chargor makes the representations and warranties set out in this Clause 7 to the Bank. Except where provided below, the representations and warranties are made on the date of this Deed and are deemed to be repeated by the Chargor throughout the Security Period with reference to the facts and circumstances then existing.

7.2	Capacity

The Chargor has the capacity, power and authority to enter into this Deed and the obligations assumed by it are its legal, valid, binding and enforceable obligations subject to laws affecting creditors' rights generally.

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7.3	Title

The Chargor is the sole legal and beneficial owners of the Security Assets free of any Security Interest or third party interest of any kind (other than pursuant to or as permitted by the Bank).

7.4	Security

This Deed creates the various forms of security it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor, or otherwise.

7.5	Land

All Land beneficially owned by a Chargor on the date of this Deed is described in Schedule 1 (Security Assets) or has been designated as an Excluded Asset and any Land acquired after the date of this Deed has been notified to the Bank in a Notice of Security Asset delivered by the Chargor and accepted by the Bank.

7.6	Shares

(a)	All Shares beneficially owned by the Chargor on the date of this Deed are described in Schedule 1 (Security Assets) or have been designated as Excluded Assets and any Shares acquired after the date of this Deed have been notified to the Bank in a Notice of Security Asset delivered by the Chargor and accepted by the Bank.

(b)	All of the Shares (if any) and, to the extent applicable, all Investments are fully paid.

7.7	Specified Intellectual Property

The details of the Specified Intellectual Property Rights (if any) appearing or referred to in Schedule 1 (Security Assets) or set out in a Notice of Security Asset:

(a)	are true, accurate, and complete in all material respects; and

(b)	the Chargor is not the owner of any interest in any other registered Intellectual Property Rights which are not identified in Schedule 1 (Security Assets) or set out in a Notice of Security Asset.

8	Undertakings

8.1	Book debts and receipts

The Chargor shall collect and realise its Book Debts and other monies and receipts and, save to the extent that the Bank otherwise agrees in writing:

(a)	pay the proceeds of any Book Debts into a Charged Account; and

(b)	pending such payment into a Charged Account, hold the proceeds thus realised upon trust for the Bank.

8.2	Charged Account Arrangements

The Chargor shall, promptly upon the execution of this Deed or, in respect of any Charged Account opened after the date of this Deed, promptly following the opening of such Charged Account:

(a)	serve notice upon the relevant Account Bank in substantially the form set out in Part I of Schedule 3 (Forms of Notice to Banks and Acknowledgement); and

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(b)	procure the relevant Account Bank returns the acknowledgement in substantially the form set out in Part II of Schedule 3 (Forms of Notice to Banks and Acknowledgement) or such other form acceptable to the Bank in its absolute discretion.

8.3	Operation of Charged Accounts

(a)	The Chargor shall not be entitled to withdraw the whole or any part of any amount standing to the credit of any Blocked Account and shall not take any action, claim or proceedings against the Bank or any other party for the return or payment to any person of the whole or any part of any amount standing to the credit of any Blocked Account.

(b)	Prior to this Security becoming enforceable, the Chargor shall be entitled to operate any Charged Account that is not a Blocked Account.

8.4	Shares and Investments

The Chargor covenants that, at all times during the Security Period:

(a)	if it forms or acquires any Subsidiary after the date of this Deed, it shall promptly notify the Bank by delivering a Notice of Security Asset;

(b)	as soon as any Shares or Investments are registered in, or transferred into the name of, the Chargor, or held by any nominee on its behalf it shall deposit with the Bank, in respect of or in connection with those Shares or Investments:

(i)	all stock and share certificates and documents of or evidencing title;

(ii)	signed undated transfers, completed in blank and, if the Bank so requires, pre-stamped; and

(iii)	any other documents which the Bank may from time to time require for perfecting its title, or the title of any purchaser,

in each case other than in respect of any Shares or Investments that are designated as an Excluded Asset by the Chargor and the Bank.

(c)	it will promptly copy to the Bank, and comply with, all requests for information which is within its knowledge and which are made under section 793 of the Companies Act 2006 or any similar provision contained in any articles of association or other constitutional document relating to any of its Shares and Investments in each case other than in respect of any Shares or Investments that are designated as an Excluded Asset by the Chargor and the Bank;

(d)	it will comply with all other conditions and obligations assumed by it in respect of any of the Shares and Investments in each case other than in respect of any Shares or Investments that are designated as an Excluded Asset by the Chargor and the Bank; and

(e)	promptly following receipt, the Chargor shall forward to the Bank copies of all notices, documents and other communications received in connection with the Shares and Investments in each case other than in respect of any Shares or Investments that are designated as an Excluded Asset by the Chargor and the Bank.

8.5	Land

(a)	For the duration of the Security Period the Chargor shall deposit with the Bank all deeds and documents of title relating to its Land, other than any Land that is an Excluded Asset.

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(b)	The Chargor shall promptly notify the Bank in writing by delivering a Notice of Security Asset if it:

(i)	intends to acquire any estate or interest in Land; or

(ii)	acquires any estate or interest in Land.

(c)	The Chargor shall promptly give notice in writing to the Bank if:

(i)	it receives any notice under section 146 of the Act; or

(ii)	any proceedings are commenced against it for the forfeiture of any lease of any Land,

in each case other than in respect of any Land that is designated as an Excluded Asset by the Chargor and the Bank.

(d)	If the Chargor acquires any freehold or leasehold property after the date of this Deed that is not designated as an Excluded Asset by the Chargor and the Bank it shall:

(i)	promptly on request by the Bank and at the cost of the Chargor, execute and deliver to the Bank a legal mortgage in favour of the Bank of that property in the same form as this Deed (mutatis mutandis);

(ii)	if required by the Bank and if the title to that freehold or leasehold property is registered at the Land Registry or required to be so registered, give the Land Registry written notice of this Deed; and

(iii)	if applicable, ensure that the provisions of Clause 14.1 (Application to Land Registrar) are complied with in relation to that legal mortgage.

(e)	If the consent of the landlord in whom the reversion of a lease is vested is required for the Chargor to execute a legal mortgage over it, the Chargor shall:

(i)	not be required to perform that obligation unless and until it has obtained the landlord's consent; and

(ii)	use its reasonable endeavours to obtain the landlord's consent.

8.6	Intellectual Property

(a)	Without prejudice to Clause 14 (Further Assurances), the Chargor shall at its own expense promptly execute any document and do all assurances acts and things as the Bank may require to procure that the security created by this Deed is recorded as soon as possible by the Bank in each register in each jurisdiction in which any Specified Intellectual Property is registered.

(b)	Without prejudice to clause 14 (Further Assurances) if after the date of this Deed, the Chargor (i) proposes to apply to register any Specified Intellectual Property in any register in which it is not already identified as being registered in or (ii) proposes to apply to register any Intellectual Property Rights not existing on the date of this Deed, the Chargor shall notify the Bank and, if the Bank so requires and promptly notifies the Chargor, the Chargor shall ensure that application is made for the security created by this Deed to be recorded, and that any such security is recorded, at the same time as the application or registration (as the case may be) of such Intellectual Property Rights.

(c)	The Chargor shall use its best endeavours to procure any third party consents which may be necessary to complete or to perfect the security intended to be created over the Intellectual Property Rights pursuant to this Deed.

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(d)	The Chargor will promptly notify the Bank in writing upon becoming aware of any circumstances which would make any of the representations in Clause 7.7 (Specified Intellectual Property) inaccurate or misleading in any material respect if those representations were then to be repeated.

9	Shares and Investments

9.1	Prior to Enforcement Event

Before this Security is enforceable the Chargor:

(a)	shall pay all monies arising from the Distribution Rights relating to the Shares and Investments into a Charged Account; and

(b)	may exercise any voting and other rights and powers attached to the Shares and Investments that may be exercised by the Chargor.

9.2	After an Enforcement Event

After this Security is enforceable the Chargor all monies arising from the Distribution Rights relating to the Shares and Investments shall be paid into a Blocked Account and the Chargor must promptly pay over to the Bank all monies arising from the Distribution Rights relating to the Shares and Investments which it may receive, and the Chargor must exercise all voting and other rights and powers attached to the Shares and Investments in any manner which the Bank may direct.

10	Enforcement

10.1	When Security becomes enforceable

This Security shall become enforceable if an Enforcement Event occurs.

10.2	Powers on enforcement

At any time after the Security Interests created by a Chargor under this Deed has become enforceable, the Bank may (without prejudice to any other of its rights and remedies and without notice to any Chargor) do all or any of the following:

(a)	serve notice upon any bank at which an Other Account is open, terminating the Chargor's right to operate such Other Account;

(b)	exercise all the powers and rights conferred on mortgagees by the Act, as varied and extended by this Deed, without the restrictions contained in sections 103 or 109(1) of the Act;

(c)	exercise the power of leasing, letting, entering into agreements for leases or lettings or accepting or agreeing to accept surrenders of leases in relation to any Security Asset, without the restrictions imposed by sections 99 and 100 of the Act;

(d)	to the extent that any Security Asset constitutes Financial Collateral, as defined in the Regulations, appropriate it and transfer the title in and to it to the Bank insofar as not already transferred, subject to paragraphs (1) and (2) of Regulation 18;

(e)	subject to Clause 11.1 (Method of appointment and removal), appoint one or more persons to be a Receiver or Receivers of all or any of the Security Assets; and

(f)	appoint an administrator of any Chargor.

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10.3	Disposal of the Security Assets

In exercising the powers referred to in Clause 10.2 (Powers on enforcement), the Bank or any Receiver may sell or dispose of all or any of the Security Assets at the times, in the manner and order, on the terms and conditions and for the consideration determined by it.

10.4	Application of moneys

(a)	The Bank or any Receiver shall apply moneys received by them under this Deed after the Security Interests created under this Deed have become enforceable in the following order:

(i)	first, in or towards the payment pro rata of, or the provision pro rata for, any unpaid costs and expenses of Bank and any Receiver under this Deed;

(ii)	secondly, in or towards the payment pro rata of, or the provision pro rata for, any unpaid fees, commission or remuneration of the Bank and any Receiver;

(iii)	fourthly, in or towards the discharge of the Secured Liabilities; and

(iv)	fifthly, in the payment of any surplus to the Chargor or other person entitled to it,

and section 109(8) of the Act shall not apply.

(b)	Clause 10.4(a) will override any appropriation made by a Chargor.

11	Appointment and powers of Receivers

11.1	Method of appointment and removal

(a)	The Bank may not appoint a Receiver by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

(b)	Every appointment or removal of a Receiver, of any delegate or of any other person by the Bank pursuant to this Deed may be made in writing under the hand of any officer or manager of the Bank (subject to any requirement for a court order in the removal of an administrative receiver).

11.2	Powers of Receiver

Every Receiver shall have all the powers:

(a)	of the Bank under this Deed;

(b)	conferred by the Act on mortgagees in possession and on receivers appointed under the Act;

(c)	in relation to, and to the extent applicable to, the Security Assets or any of them, the powers specified in Schedule 1 of the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver within the meaning of that Act); and

(d)	in relation to any Security Asset, which he would have if he were its only beneficial owner.

11.3	Joint or several

If two or more persons are appointed as Receivers of the same assets, they may act jointly and/or severally so that (unless any instrument appointing them specifies to the contrary) each of them may exercise individually all the powers and discretions conferred on Receivers by this Deed.

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11.4	Receiver as agent

Every Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

11.5	Receiver's remuneration

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Bank, and the maximum rate specified in section 109(6) of the Act shall not apply.

11.6	Delegation

(a)	The Bank and any Receiver may, for the time being and from time to time, delegate by power of attorney or in any other manner (including, without limitation, under the hand of any manager of the Bank) to any person any right, power or discretion exercisable by the Bank or such Receiver (as the case may be) under this Deed.

(b)	Any such delegation may be made upon the terms (including, without limitation, power to sub delegate) and subject to any regulations which the Bank or such Receiver (as the case may be) may think fit.

(c)	Neither the Bank nor any Receiver will be in any way liable or responsible to any Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub delegate who shall be entitled to all the indemnities to which his appointor is entitled under this Deed.

12	Protection of purchasers

No purchaser or other person dealing with the Bank or any Receiver shall be bound or concerned:

(a)	to see or enquire whether the right of the Bank or any Receiver to exercise any of the powers conferred by this Deed has arisen or not;

(b)	with the propriety of the exercise or purported exercise of those powers; or

(c)	with the application of any moneys paid to the Bank, to any Receiver or to any other person.

13	Protection of the Secured Parties and Receivers

13.1	Exclusion of liability

None of the Bank, any Receiver nor any of their respective officers or employees shall have any responsibility or liability:

(a)	for any action taken, or any failure to take any action, in relation to all or any of the Security Assets;

(b)	to account as mortgagee in possession or for any loss upon realisation of any Security Asset;

(c)	for any loss resulting from any fluctuation in exchange rates in connection with any purchase of currencies; or

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(d)	for the loss or destruction of, or damage to, any of the Security Assets, or to any documents of or evidencing title to them, which are in the possession or held to the order of any such person (and which will be held by such persons at the expense and risk of the Chargors); or

(e)	for any other default or omission in relation to all or any of the Security Assets for which a mortgagee in possession might be liable,

except in the case of gross negligence or wilful misconduct on the part of that person.

13.2	General indemnity

The Chargor shall indemnify the Bank, any Receiver and their respective officers and employees against all actions, proceedings, demands, claims, costs, expenses, and other liabilities incurred by them in respect of all or any of the following:

(a)	any act or omission by any of them in relation to all or any of the Security Assets;

(b)	any payment relating to or in respect of all or any of the Security Assets which is made at any time by any of them;

(c)	any stamp, registration or similar tax or duty which becomes payable in connection with the entry into, or the performance or enforcement of, this Deed;

(d)	carrying out or purporting to carry out any of the rights, powers and discretions conferred on them by or permitted under this Deed; and

(e)	any breach by the Chargor of any of its covenants or other obligations to the Bank,

except in the case of gross negligence or wilful misconduct on the part of that person.

13.3	Indemnity out of the Security Assets

The Bank, any Receiver and their respective officers and employees shall be entitled to be indemnified out of the Security Assets in respect of the actions, proceedings, demands, claims, costs, expenses and liabilities referred to in Clause 13.2 (General indemnity).

13.4	Enforcement Expenses

Immediately upon demand, each Chargor shall pay all other costs and expenses (including legal fees and VAT) incurred from time to time in connection with the enforcement of or preservation of rights under this Deed by the Bank, or Bank, attorney, manager, agent or other person appointed by the Bank under this Deed or by statute, and keep each of them indemnified against any failure or delay in paying the same.

14	Further Assurances

14.1	Application to Land Registrar

Each Chargor consents to the registration against the registered titles specified in Schedule 2 (Land charged by way of legal mortgage) of:

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(a)	a restriction in the following terms:

"No disposition of the registered estate by the proprietor of the registered estate [or by the proprietor of any registered charge] is to be registered without a written consent signed by the proprietor for the time being of the debenture dated **                             [date of debenture] in favour of Bank (as agent and trustee for the Secured Parties referred to in that debenture) referred to in the charges register or, if appropriate, signed on such proprietor’s behalf by an authorised signatory of Bank (Form P)"; and

(b)	a notice that the Bank is under an obligation to make further advances on the terms and subject to the conditions of the relevant Secured Liabilities.

14.2	Further action

Each Chargor shall, at its own expense, promptly take any action and sign or execute any further documents which the Bank may require in order to:

(a)	give effect to the requirements of this Deed;

(b)	protect, preserve and perfect the Security Interests intended to be created by or pursuant to this Deed;

(c)	protect and preserve the ranking of the Security Interests intended to be created by or pursuant to this Deed with any other Security Interest over any assets of any Chargor; or

(d)	facilitate the realisation of all or any of the Security Assets or the exercise of any rights, powers and discretions conferred on the Bank, any Receiver or any administrator in connection with all or any of the Security Assets, and any such document may (i) disapply section 93 of the Act and (ii) contain an assignment to the Bank of the Book Debts in any manner reasonably required by the Bank.

14.3	Deposit of documents

Each Chargor covenants that, on the date of this Deed and at all times during the Security Period as soon as it receives them (and in any event as soon as the Bank so requests), it shall deposit with the Bank, in respect of or in connection with the Security Assets:

(a)	all deeds, certificates and other documents of or evidencing title;

(b)	in respect of Shares and Investments mortgaged under Clause 3.2 (Shares) and 3.3 (Investments) respectively, signed undated transfers, completed in blank and, if the Bank so requires, pre-stamped; and

(c)	any other documents which the Bank may from time to time require for perfecting its title, or the title of any purchaser,

all of which will be held by the Bank at the expense and risk of the relevant Chargor.

14.4	Law of Property (Miscellaneous Provisions) Act 1994

The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to the provisions set out in this Clause 14 (Further Assurances).

15	Power of Attorney

15.1	Appointment

Each Chargor irrevocably and by way of security appoints each of:

(a)	the Bank;

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(b)	any delegate or sub-delegate of, or other person nominated in writing by, an officer of the Bank; and

(c)	any Receiver,

jointly and severally as that Chargor's attorney, in that Chargor's name, on its behalf and in such manner as the attorney may in its or his absolute discretion think fit following the occurrence of an Event of Default or following the failure by that Chargor to comply with a request from the Bank in accordance with the terms of this Deed, to take any action and sign or execute any further documents which that Chargor is required to take, sign or execute in accordance with this Deed.

15.2	Ratification

Each Chargor agrees, promptly on the request of the Bank or any Receiver, to ratify and confirm all such actions taken and documents signed or executed.

16	Preservation of Security

16.1	Reinstatement

If any payment by a Chargor or any discharge given by the Bank (whether in respect of the obligations of any Chargor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Chargor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Bank shall be entitled to recover the value or amount of that security or payment from each Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

16.2	Waiver of defences

The obligations of each Chargor under this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 16.2 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to it or the Bank) including:

(a)	any time, waiver or consent granted to, or composition with, any Chargor or other person;

(b)	the release of any other Chargor or any other person under the terms of any composition or arrangement with any creditor of any Chargor or any other person;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Chargor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Chargor or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

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(g)	any insolvency or similar proceedings.

16.3	Chargor intent

Without prejudice to the generality of Clause 16.2 (Waiver of defences), each Chargor expressly confirms that it intends that the security created by this Deed shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:

(a)	acquisitions of any nature;

(b)	increasing working capital;

(c)	enabling investor distributions to be made;

(d)	carrying out restructurings;

(e)	refinancing existing facilities;

(f)	refinancing any other indebtedness;

(g)	making facilities available to new borrowers;

(h)	any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

(i)	any fees, costs and/or expenses associated with any of the foregoing.

16.4	Immediate recourse

Each Chargor waives any right it may have of first requiring the Bank to proceed against or enforce any other rights or security or claim payment from any person before enforcing the security constituted by this Deed. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.5	Appropriations

Until the expiry of the Security Period, the Bank may:

(a)	refrain from applying or enforcing any other monies, security or rights held or received by the Bank in respect of the Secured Liabilities, or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise) and no Chargor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from any Chargor or on account of any Chargor's liability in respect of the Secured Liabilities.

16.6	Deferral of Chargors' rights

Until the expiry of the Security Period, and unless the Bank otherwise directs, no Chargor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Chargor;

(b)	to claim any contribution from any other guarantor of any Chargor’s obligations under the Finance Documents; and/or

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(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any of the Bank 's rights under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Bank.

16.7	Additional Security

This Deed is in addition to, is not in any way prejudiced by and shall not merge with any contractual right or remedy or other Security Interest now or in the future held by or available to any Secured Party.

16.8	New Accounts

If a Secured Party receives notice (actual or otherwise) of any subsequent Security Interest over or affecting all or any of the Security Assets it may open a new account or accounts with any Chargor and, if it does not do so, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that subsequent Security Interest, and as from that time all payments made by the relevant Chargor to that Secured Party:

(a)	shall be credited or be treated as having been credited to the new account of that Chargor; and

(b)	shall not operate to reduce the Secured Liabilities at the time when the that Secured Party received or was deemed to have received such notice.

17	Notices

17.1	Delivery and Receipt

(a)	Any communications to be made under or in connection with this Deed shall be made in writing, may be made by letter or facsimile and shall be deemed to be given as follows:

(i)	if by way of letter, when it has been left at the relevant address or two Business Days after being deposited in the post with postage prepaid in an envelope addressed to it at that address; and

(ii)	if by facsimile, when received in legible form,

save that any notice delivered or received on a non Business Day or after business hours shall be deemed to be given on the next Business Day at the place of delivery or receipt.

(b)	Any communication or document made or delivered to the Company in accordance with this Clause 17.1 (Delivery and Receipt) will be deemed to have been made or delivered to each of the Chargors.

17.2	Company’s Address

The Company's and each other Chargor's address and facsimile number for notices are:

[address]

Fax no:	[ ]

Attention:	[ ]

or such as the Company may notify to the Bank by not less than 10 days' notice.

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17.3	Bank’s Address

The Bank's address and facsimile number for notices are:

[          ]

Fax No:	[●]
Attention:	[●]

or such as the Bank may notify to the Company by not less than 10 days' notice.

18	Miscellaneous Provisions

18.1	Tacking

For the purposes of section 94(1) of the Act and section 49(3) of the Land Registration Act 2002 the Bank confirms that it will make further advances to the Borrowers on the terms and subject to the conditions that the relevant Secured Liabilities are made available.

18.2	Separate Charges

This Deed shall, in relation to each Chargor, be read and construed as if it were a separate Deed relating to such Chargor to the intent that if any Security Interest created by any other Chargor in this Deed shall be invalid or liable to be set aside for any reason, this shall not affect any Security Interest created under this Deed by such first Chargor.

18.3	Invalidity

If, at any time, any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

18.4	Rights and Remedies

The rights of the Bank under this Deed are cumulative, may be exercised as often as considered appropriate and are in addition to the general law. Such rights (whether arising hereunder or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing and, in particular, any failure to exercise or delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right, any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right, and no act or course of conduct or negotiation by the Bank or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

19	Release

19.1	Expiry of Security Period

(a)	Upon the expiry of the Security Period (but not otherwise), the Bank shall, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from the security constituted by this Deed and/or reassign the benefit of the Security Assets to the Chargor.

(b)	Section 93 of the Act shall not apply to this Deed.

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20	Governing Law and Jurisdiction

20.1	Governing Law

English law governs this Deed, its interpretation and any non-contractual obligations arising from or connected with it.

20.2	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)	This Clause 19.2 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, a Secured Party may take concurrent proceedings in any number of jurisdictions.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

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Schedule 1
The Security Assets

Charged Account(s)

EUR [●]

GBP [●]

USD [●]

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Schedule 2
Forms of Notice to Banks and Acknowledgement

Part I - Blocked Account Notice

[On Headed Notepaper of relevant Chargor]

[Date]

[Bank]

[Branch]

Attention:     [            ]

Dear Sirs,

1	We hereby give you notice that by debenture dated [●], we have charged to [ ] (the Bank) by way of first fixed charge all our rights, title, interest and benefit in and to the following account(s) held with yourselves and all amounts standing to the credit of such account from time to time:

Account No. [●], sort code [●]

Account No. [●], sort code [●]

[Repeat as necessary]

(the Blocked Account(s)).

2	Please acknowledge receipt of this letter by returning a copy of the attached letter on your own headed notepaper with a receipted copy of this notice forthwith, to the Bank at [ ], Attention: [●].

Yours faithfully

for and on behalf of
[the relevant Chargor]

-

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Part II - Blocked Account Acknowledgement

[On the Headed Notepaper of Bank]

[Date]

[Address of Bank]

Attention:    [●]

Dear Sirs,

[Name of Chargor] (Company)

1	We refer to the notice, received today from the Company with respect to the fixed charge which it has granted to the Bank over the Blocked Account(s) (the Notice).

2	Terms not defined in this letter shall have the meanings given to them in the Notice.

3	We hereby acknowledge that the Company has charged to the Bank by way of a first fixed charge all of its rights, title, interest and benefit in and to the Blocked Account.

4	We hereby irrevocably undertake to you that until receipt by us of notice from you confirming that you no longer have any interest in the Blocked Account we shall:

(a)	not exercise any right of combination, consolidation, merger or set-off which we may have in respect of, or otherwise exercise any other right which we may have to apply any monies from time to time standing or accruing to the credit of the Blocked Account save for fees and charges payable to us for the operation of the Blocked Account;

(b)	promptly notify you of any renewal, renumbering or redesignation of any and all of the Blocked Account;

(c)	promptly send to you copies with respect to all the Blocked Account of all statements and, if requested by you, copies of all credits, debits and notices given or made by us in connection with such account;

(d)	not permit or effect any withdrawal or transfer from the Blocked Account by or on behalf of the Company save for withdrawals and transfers requested by you in writing to us pursuant to the terms of this letter;

(e)	comply with all instructions received by us from you from time to time with respect to the conduct of the Blocked Account provided that such instructions are given in accordance with the terms of this letter;

(f)	comply with all instructions received by us from you from time to time with respect to the movement of funds from the Blocked Account provided that:

(i)	all instructions are received in writing, by facsimile, to us at facsimile number [●], attention: [●]; and

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(ii)	all instructions must be received by 2pm if they are to be complied with on the same Business Day. Instructions received outside such hours will be complied with on the next Business Day following such receipt. Facsimile instructions will be deemed received at the time of transmission;

(iii)	all instructions are given in compliance with the mandate entered into by you stipulating who may give instructions to us; and

(g)	to the extent that an instruction is given which would in our opinion cause the Blocked Account to become overdrawn, transfer the outstanding balance in the account;

(h)	[(subject to paragraph 4(h) below) effect the following transaction on a daily basis unless we receive written notice to the contrary in accordance with paragraph 4(f) above: the cleared balance of the Blocked Account will be transferred into the account at [Bank] account number [●], being an account in your name designated the [the relevant Borrower] Loan Account attn. [●]];]

(i)	not be obliged to comply with any instructions received from you or undertake the transactions set out in paragraph 4(g)) where:

(i)	due to circumstances not within our direct control we are unable to comply with such instructions; and

(ii)	that to comply with such instructions will breach a Court Order or be contrary to applicable law,

and in each case we shall give notice thereof to the Company and the Bank as well as reasons why we cannot comply with such instructions; and

(j)	not be responsible for any loss caused to you or to the Company in the event that we are unable to comply with any instructions due to circumstances set out in paragraph 4(h), and in any event, we shall not be liable for any consequential, special, secondary or indirect loss of or damage to goodwill, profits or anticipated savings (however caused).

5	You acknowledge that we are obliged to comply with the terms of this letter and that we have no notice of the particulars of the charge granted to you by the Company other than as set out in the Notice and this letter. You further acknowledge that subject to the terms of this letter we shall not be liable to you in any respect if the Company operates the Blocked Account in breach of any agreement entered into by the Company with you.

6	We note that, for the purposes of this letter, all notices, copy notices, advices and correspondence to be delivered to you shall be effectively delivered if sent by facsimile to you at number [●] or by post at the address at the top of this letter, in both cases marked for the attention of the [●].

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully

for and on behalf of
[Bank]

We hereby acknowledge and accept the terms of this letter

for and on behalf of
[ ]

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Part III - Other Accounts Notice

[On Headed Notepaper of relevant Chargor]

[Date]

[Bank]

[Branch]

Attention:    [         ]

Dear Sirs,

1	We hereby give you notice that by a debenture dated [●], we have charged to [ ] (the Bank) all our rights, title, interest and benefit in and to the following account(s) held with yourselves and all amounts standing to the credit of such account from time to time:

Account No. [●], sort code [●]

Account No. [●], sort code [●]

[Repeat as necessary]

(the Charged Account(s)).

2	Please acknowledge receipt of this letter by returning a copy of the attached letter on your own headed notepaper with a receipted copy of this notice forthwith, to the Bank at [ ], Attention: [●].

Yours faithfully

for and on behalf of
[the relevant Chargor]

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Part IV - Other Accounts Acknowledgement

[On the Headed Notepaper of Bank]

[Date]

[Address of Bank]

Attention: [●]

Dear Sirs,

[Name of Chargor] (Company)

1	We refer to the notice, received today from the Company with respect to the charge which it has granted to you over the Charged Accounts (the Notice).

2	Terms not defined in this letter shall have the meanings given to them in the Notice.

3	We hereby acknowledge that the Company has charged to you all of its rights, title, interest and benefit in and to the Charged Accounts.

4	We hereby irrevocably undertake to you that until receipt by us of notice from you confirming that you no longer have any interest in the Charged Accounts we shall:

(a)	not exercise any right of combination, consolidation, merger or set-off which we may have in respect of, or otherwise exercise any other right which we may have to apply any monies from time to time standing or accruing to the credit of the Charged Accounts save for fees and charges payable to us for the operation of the Charged Accounts;

(b)	promptly notify you of any renewal, renumbering or redesignation of any and all of the Charged Accounts;

(c)	upon request from you send to you copies with respect to all the Charged Accounts of all statements together with copies of all credits, debits and notices given or made by us in connection with such account;

(d)	permit or effect any withdrawal or transfer from the Charged Accounts in accordance with the Chargor's mandate with us until we receive notice from you terminating the Chargor's right to operate the Charged Accounts;

(e)	comply with all instructions received by us from you from time to time with respect to the conduct of the Charged Accounts provided that such instructions are given in accordance with the terms of this letter;

(f)	comply with all instructions received by us from you from time to time with respect to the movement of funds from the Charged Accounts provided that:

(i)	all instructions are received in writing, by facsimile, to us at facsimile number [●], attention: [●]; and

(ii)	all instructions must be received by 2pm if they are to be complied with on the same Business Day. Instructions received outside such hours will be complied with on the next Business Day following such receipt. Facsimile instructions will be deemed received at the time of transmission; and

26

(iii)	to the extent that an instruction is given which would in our opinion cause any Charged Account to become overdrawn we will transfer the cleared balance in the account.

(g)	we shall not be obliged to comply with any instructions received from you where:

(i)	due to circumstances not within our direct control we are unable to comply with such instructions; and

(ii)	that to comply with such instructions will breach a Court Order or be contrary to applicable law;

and in each case we shall give notice thereof to you and the Company as well as reasons why we cannot comply with such instructions;

(h)	in the event that we are unable to comply with any instructions due to circumstances set out in paragraph (g) we shall not be responsible for any loss caused to you or to the Company and in any event we shall not be liable for any consequential, special, secondary or indirect loss of or damage to goodwill, profits or anticipated savings (however caused); and

(i)	you acknowledge that we are obliged to comply with the terms of this letter and that we have no notice of the particulars of the charge granted to you by the Company other than as set out in the Notice and this letter. You further acknowledge that subject to the terms of this letter we shall not be liable to you in any respect if the Company operates the Charged Accounts in breach of any agreement entered into by the Chargor with you.

5	We are irrevocably authorised by you to follow any instructions received from you in relation to the Charged Accounts from any person that we reasonably believe is an authorised officer of the Bank, without further inquiry as to the Bank's right or authority to give such instructions and we shall be fully protected in acting in accordance with such instructions.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully

for and on behalf of
[Bank]

We hereby acknowledge and accept the terms of this letter

for and on behalf of
[Bank]

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Signatories

The Chargors

Executed as a deed by	)
●	)
acting by a Director in the presence of:	)

Signature of witness:

Name of witness:

Address:

The Bank

WELLS FARGO BANK N.A., LONDON BRANCH

By:

Name:

Title:

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